                                       BY-LAWS

                                          of

                                 LARSCOM INCORPORATED

                                      ARTICLE I.

                                     STOCKHOLDERS

         Section 1.1. - ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. - SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President, or the Board of Directors to be held at such time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the President or Secretary upon the written request, stating the purpose or purposes of the meeting, of stockholders of a majority of the issued and outstanding stock of any class entitled to vote at such meeting.

         Section 1.3. - NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 1.4. - ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than seven days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. - QUORUM. Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall constitute a quorum. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.6. - ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. - VOTING PROXIES. Unless otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power on the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any election or question.

         Section 1.8. - FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date:
(1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or determination thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.9. - LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders or to express consent to a corporate action in writing without a meeting.

         Section 1.10. - CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

         Section 2.1. - NUMBER OF QUALIFICATIONS. The Board of Directors shall consist of not less than three members, the number thereof above such limit to be the number of directors elected at each annual meeting of stockholders at which directors are elected or such other number as the stockholders shall designate from time to time. Directors need not be stockholders.

         Section 2.2. - ELECTION; RESIGNATION; RENEWAL; VACANCIES. At each annual meeting, the stockholders shall elect directors, each to hold office until the next succeeding annual meeting or until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Any one or more directors may be removed at any time with or without cause by the affirmative vote of the stockholders holding at least a majority of the outstanding voting stock at any special meeting called for that purpose. Any vacancy in the Board of Directors occurring for any cause shall be filled by a majority of the Board of Directors then in office, although less than a quorum. Any such vacancies may also be filled upon the vote of the stockholders at a meeting called or convened for that purpose, provided such purpose is included in the notice or waiver of notice of such meeting as one of the purposes thereof and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

         Section 2.3. - REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at any time or place within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

         Section 2.4. - SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two members of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         Section 2.5. - TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.6. - QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn a meeting; provided, however, that if the President or Chairman of the Board, if any, shall be present, then three persons (or one-third of the entire Board, if such number is more than three) shall constitute a quorum. Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7. - ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8. - INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                     ARTICLE III.

                                      COMMITTEES

         Section 3.1. - COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. A majority shall constitute a quorum, and in every case the affirmative vote of a majority of all the members of any committee shall be necessary for the adoption of any resolution. Any such committee, to the extent provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to amending the certificate of incorporation of the corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these by-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         Section 3.2. - COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

                                     ARTICLE IV.

                                       OFFICERS

         Section 4.1. - OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice

Chairman of the Board from among its members. The Board of Directors may also choose a Vice Chairman of the corporation, an Executive Vice President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. A majority of the Board of Directors may, at a meeting called for such purpose, remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. - CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall act in any advisory capacity to the other officers of the corporation in connection with matters of policy and shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

         Section 4.3. - VICE-CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, the Vice-Chairman of the Board, if any, shall perform all duties and may exercise all the powers of the Chairman of the Board and shall preside at all meetings of the Board of Director and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.

         Section 4.4. - PRESIDENT. In the absence of the Chairman of the Board and Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present; he shall be the chief executive officer and, subject to the approval of the Board of Directors, shall have general charge and supervision of the business of the corporation; and, in general, he shall perform all duties incident to the office of president of a corporation and such other duties as, from time to time, may be assigned to him by the Board of Directors or as may be provided by law.

         Section 4.5. - VICE PRESIDENTS. At the request of the President, or in his absence or inability to act, the Vice

President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may give any of them such further designation as it considers desirable and may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; or if such determination is not made by the Board of Directors, the President may make such determination; otherwise the Vice Presidents, in order of seniority, shall perform such other duties as may be assigned to him or them by the Board of Directors or the President or as may be provided by law.

         Section 4.6. - SECRETARY. Subject to the approval of the Board of Directors, the Secretary, or such other officer as shall be designated by the Chairman of the Board, the Vice Chairman of the Board or the President, shall record all the proceedings of the meetings of the stockholders and directors and of any committees in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; he shall be custodian of the records of the corporation; he shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the corporation, under its seal, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or the President or as may be provided by law.

         Section 4.7. - TREASURER. Subject to the approval of the Board of Directors, the Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors, he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation and shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President or as may be provided by law.

         Section 4.8. - OTHER OFFICERS. The Board of Directors may from time to time appoint such other officers, agents or employees as it shall deem necessary and may delegate to them such powers and duties as it may deem desirable.

         Section 4.9. - BOARD. The Board of Directors shall have power to require any officer of the corporation to give bond for the faithful discharge of their duties, in such form and with such surety or sureties as the Board of Directors may deem desirable.

                                      ARTICLE V.

                                        STOCK

         Section 5.1. - CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar as the date of issue.

         Section 5.2. - LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 5.3. - TRANSFER. The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issue, registration and transfer of stock certificates.

                                     ARTICLE VI.

                                    MISCELLANEOUS

         Section 6.1. - DIVIDENDS. Dividends upon the stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the certificate of incorporation.

         Section 6.2. - RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve.

         Section 6.3. - CALENDAR YEAR. From the first day of January to the thirty-first day of December of each year, unless otherwise determined by resolution of the Board of Directors.

         Section 6.4. - CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers of such other person or persons as the Board of Directors may from time to time designate.

         Section 6.5. - CORPORATE SEAL. The seal of the corporation shall be circular in form, with the name of the corporation in the circumference and in the words and figures "Corporate Seal - 1989 - Delaware" in the center.

         Section 6.6. - AMENDMENTS. These by-laws may be added to, altered, amended or repealed at any regular meeting of the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal and any by-laws whether adopted by them or otherwise.

         Section 6.7. - OFFICES. The principle office in the state of Delaware shall be located at 1209 Orange Street in the city of Wilmington, County of New Castle, State of Delaware. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

         Section 6.8. - FORM OF RECORDS. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 6.9. - WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time started therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 6.10. - INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, or partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                                     ARTICLE VII.

                           RESTRICTIONS ON STOCK TRANSFERS

         Section 7.1. - RESTRICTION. Without the consent of the other stockholders of the corporation, no holder of shares of capital stock of the corporation shall sell, assign, transfer or in any manner dispose of any shares of stock of the corporation held by him without compliance with the terms of this Article VII.

         Section 7.2. - OPTION. In the event that any stockholder of the corporation desires to sell, assign, transfer or otherwise dispose of any stock of the corporation, he shall give notice in writing of such desire to the corporation and to each of the other stockholders of record of the corporation and such notice shall specify the total number of shares of stock which such stockholder desires to sell, assign, transfer or otherwise dispose of. Promptly upon receipt of such notice, the corporation and such selling stockholder shall each appoint an arbitrator to determine the fair value of such stock. In the event that the two arbitrators fail to agree on such fair value they shall appoint a third arbitrator and the price thereafter fixed by a majority of such three arbitrators shall be final and binding. In the event that the two arbitrators fail to agree on such fair value they shall appoint a third arbitrator and the price thereafter fixed by a majority of such three arbitrators shall be final and binding. In the event that the selling stockholder and the other stockholders are able to agree among themselves upon a fair value of such stock, the appointment of arbitrators hereunder may be waived. The value of such stock, either fixed by the arbitrators or as agreed upon as herein provided, is hereinafter referred to as the "option price" of the stock.

         When the option price has been determined, a written notice of such determination shall forthwith be sent by the selling stockholder to the other stockholders of the corporation. Upon the giving by a selling stockholder of the notice with respect to the determination of the option price, each of the remaining stockholders shall have an option, exercisable within thirty days from the receipt of such notice, such pro rata portion being based upon the ratio of the number of shares of stock of the corporation then owned of record by such stockholder to the aggregate of all outstanding shares less the number owned by the selling stockholder. Each stockholder possessing such an option shall notify the other stockholders, other than the selling stockholder, within twenty days after the receipt of the notice as to the option price. To the extent that any stockholder does not elect to exercise his option, in whole or in part, the options of the remaining stockholder shall be increased proportionately.

         Any such option shall be exercised by giving written notice to that effect to the selling stockholder or his executor, administrator or other legal representative, addressed to the address thereof appearing on the books of the corporation, unless a different address was specified in any notice received from such selling stockholder, which notice shall specify the number of shares with respect to which the option is being exercised. Payment for any stock with respect to which such an option has been exercised shall be made at the office of the corporation within ten days from the date of the exercise of the option. In the event that payment for any such stock is not made within the period herein provided, the selling stockholder shall notify the other stockholders who shall, within a further period of ten days after receipt of such notice have the right to purchase proportionately any such shares with respect to which payment was not duly made. Any shares subject to any option arising hereunder and with respect to which such option is not exercised or which, after the exercise of such option shall not be purchased in accordance with the terms hereof shall thereafter be free of all restrictions imposed by this
Article VII and may thenceforth be transferred free from any such restrictions.

         Section 7.3. - DEATH. In the event of the death of any stockholder, his legal representations shall be deemed to be a selling stockholder with the meaning of Section 7.2 and shall within ninety days of such death give the first notice required of a selling stockholder by Section 7.2 and thereafter take all other action required by such section.

         Section 7.4. - PLEDGE. No shares of capital stock of the corporation during the time that they are subject to the restrictions imposed by this Article VII shall be hypothecated or pledged.

         Section 7.5. - TRANSFERS AND DIVIDENDS. The corporation may refuse to transfer on its books any stock sold, assigned, transferred or otherwise disposed of in violation of the provisions of this Article VII and may withhold dividends upon any such stock.

         Section 7.6. - LEGEND. Each stock certificate representing shares subject to the restrictions on transfer imposed by this Article VII shall have stamped, typed or printed thereon an appropriate legend to the effect that restrictions upon the sale, assignment, transfer, pledge, hypothecation or other disposition of the shares of stock evidenced by such certificate are imposed by the by-laws of the corporation.

         Section 7.7. - LEGAL REPRESENTATION. The restrictions imposed by this Article VII shall be binding upon the heirs, administrators, executors, assigns or transferees of any stockholder. No sale, assignment, transfer or other disposition of any shares of stock of the corporation may be made in violation of the provisions of this Article VII by any trustee in bankruptcy, receiver, conservator or other legal representative acting for any stockholder of the corporation, it being intended that the restrictions of this Article VII shall apply to all transfers whether occurring by operation of law or otherwise.